EXHIBIT 10.1(e)


            THIS SUPPLEMENTAL AGREEMENT SHALL NOT BE
                             BINDING
         UPON THE PORT AUTHORITY UNTIL DULY EXECUTED BY
          AN EXECUTIVE OFFICER THEREOF AND DELIVERED TO
           THE LESSEE BY AN AUTHORIZED REPRESENTATIVE
                      OF THE PORT AUTHORITY

          Port Authority Lease No. ANA-170 Supplement No. 16
          Port Authority Facility -Newark International Airport

                     SUPPLEMENTAL AGREEMENT

     THIS AGREEMENT, made as of October 23, 1995, by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter referred to as "the Port Authority") and CONTINENTAL AIRLINES,
INC. (hereinafter referred to as "the Lessee"),

WITNESSETH, That:

     WHEREAS, the Port Authority and People Express Airlines, Inc. as of January 11, 1985 entered into an agreement of lease covering certain premises, rights and privileges at and in respect to Newark International (hereinafter called the "Airport") as therein set forth (said agreement of lease as heretofore supplemented and amended is hereinafter called the "Lease");and

     WHEREAS, the Lease was thereafter assigned by said People Express Airlines, Inc. to the Lessee pursuant to an Assignment of Lease with Assumption and Consent Agreement entered into among the Port Authority, the Lessee and said People Express Airlines, Inc. and dated August 15, 1987; and

     WHEREAS, a certain Stipulation between the parties hereto was submitted for approval of the United States Bankruptcy Court for the District of Delaware ("the Bankruptcy Court") covering the Lessee's assumption of the Lease as part of the confirmation of its reorganization plan in its Chapter 11 bankruptcy proceedings and as debtor and debtor in possession pursuant to the applicable provisions of the United States Bankruptcy Code as set forth in and subject to the terms and conditions of said Stipulation (said Stipulation being hereinafter referred to as the "Stipulation"); and

     WHEREAS, the Stipulation and the Lessee's assumption of the Lease was approved by the Bankruptcy Court by an Order thereof dated the 1st day of October, 1993; and

     WHEREAS, the Port Authority and the Lessee desire to amend the Lease in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants and mutual agreements herein contained, the Port Authority and the Lessee hereby agree to amend the Lease, effective as of October 23, 1995, as follows:

     1.   (a)   "By-pass Corridor Construction Work" shall mean
the construction work which shall be performed by the Lessee and which shall consist generally of the construction of a pedestrian corridor which will by-pass around the entrance/exit of the monorail station at the premises under the Lease (Area M) and which shall comply with all requirements for security clearance and screening of individuals and their baggage in accessing the secured areas of the premises under the Lease, together with all other necessary, required or appropriate work related thereto; all of said work to be more fully set forth in the plans and specifications which are or shall be a part of the Construction Application as hereinafter defined in subparagraph (b) (2) below.

     (b)  (1)   The Lessee shall perform and complete, at its
sole cost and expense, the design and construction of the By-pass
Corridor Construction Work.

          (2) The Lessee shall execute and submit for the Port Authority's approval a Construction Application in the form prescribed by the Port Authority covering the By-pass Corridor Construction Work. The Lessee shall comply with all the terms and provisions of the approved Construction Application (herein referred to as the "Construction Application"). In the event of any inconsistency between the terms of the Construction Application and the terms of the Lease, as hereby amended, the terms of the Lease, as hereby amended, shall prevail and control. All By-pass Corridor Construction Work to be performed hereunder shall be done in accordance with and subject to the Lease, as hereby amended, the Construction Application and the final plans and specifications as and when the same may have been approved by the Port Authority, and subject to any conditions which may be set forth therein or which may be imposed by the General Manager of the Airport. All locations where the By-pass Corridor Construction Work is to be performed shall be as specified in the Construction Application. Notwithstanding any approval of the Construction Application and notwithstanding any reference therein to property lines or to space occupied by the Lessee it is hereby understood and agreed that the areas upon which the Lessee shall perform the By-pass Corridor Construction Work shall only be on the premises under the Lease.

          (c) All By-pass Corridor Construction Work shall be done by the Lessee in accordance with the following further terms and conditions:

                (1) The Lessee hereby assumes the risk of loss or damage to all or any part of the By-pass Corridor Construction Work prior to the completion thereof and the risk of loss or damage to all property of the Port Authority, the Lessee or others arising out of or in connection with the performance of the By-pass Corridor Construction Work. In the event of such loss or damage, the Lessee shall forthwith repair, replace and make good the Bypass Corridor Construction Work and any and all property of the Port Authority, the Lessee or others, without cost or expense to the Port Authority or others. The Lessee shall itself and shall also require its contractors to indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, representatives and employees from and against all claims and demands, just or unjust, of third persons arising or alleged to arise out of the performance of the By-pass Corridor Construction Work and for all expenses incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from the acts or omissions of the Lessee, of any contractors of the Lessee, of the Port Authority, or of third persons, or from acts of God or of the public enemy, or otherwise, including claims by the City of Newark against the Port Authority pursuant to the provisions of the Basic Lease whereby the Port Authority has agreed to indemnify the City against claims, excepting only claims and demands which result solely from affirmative willful acts done by the Port Authority, its Commissioners, officers, agents, representatives and employees with respect to the By-pass Corridor Construction Work.

          If so directed, the Lessee shall at its own expense defend any suit based upon any such claim or demand (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance written permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal, the immunity of the Port Authority, its Commissioners, officers, agents, representatives or employees, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority.

                (2) Prior to engaging or retaining an architect or architects for the By-pass Corridor Construction Work, the name or names of said architect or architects shall be submitted to the Port Authority for its approval. The Port Authority shall have the right to disapprove any architect who may be unacceptable to it. All By-pass Corridor Construction Work shall be done in accordance with plans and specifications to be submitted to and approved by the Port Authority prior to the commencement of the By-pass Corridor Construction Work, and until such approval has been obtained the Lessee shall continue to resubmit plans and specifications as required. Upon approval of such plans and specifications by the Port Authority, the Lessee shall proceed diligently at its sole cost and expense to perform the By-pass Corridor Construction Work. The Lessee shall complete the By-pass Corridor Construction Work no later than December 31, 1996.

                (3) Prior to entering a contract for any part of the By-pass Corridor Construction Work, the Lessee shall submit to the Port Authority for its approval the name(s) of the contractor or contractors to whom the Lessee proposes to award said contracts. The Port Authority shall have the right to disapprove any contractor who may be unacceptable to it. The Port Authority shall have the further right to disapprove any proposed contract. The Lessee shall submit said contracts to the Port Authority and shall include in all such contracts such provisions and conditions as may be required by the Port Authority. Without limiting the foregoing, all of the Lessee's contracts shall provide as follows: "If (i) the Contractor fails to perform any of his obligations under the Contract, including his obligation to the Lessee to pay any claims lawfully made against him by any materialman, subcontractor or workman or other third person which arises out of or in connection with the performance of the Contract or (ii) any claim (just or unjust) which arises out of or in connection with the Contract is made against the Lessee or
(iii) any subcontractor under the Contract fails to pay any claims, lawfully made against him by any materialman, subcontractor, workman or other third persons which arises out of or in connection with the Contract or if in the Lessee's opinion any of the aforesaid contingencies is likely to arise, then the Lessee shall have the right, in its discretion, to withhold out of any payment (final or otherwise and even though such payments have already been certified as due) such sums as the Lessee may deem ample to protect it against delay or loss or to assume the payment of just claims of third persons, and to apply such sums in such manner as the Lessee may deem proper to secure such protection or satisfy such claims. All sums so applied shall be deducted from the Contractor's compensation. Omission by the Lessee to withhold out of any payment, final or otherwise, a sum for any of the above contingencies, even though such contingency has occurred at the time of such payment, shall not be deemed to indicate that the Lessee does not intend to exercise its right with respect to such contingency. Neither the above provisions for rights of the Lessee to withhold and apply monies nor any exercise, or attempted exercise of, or omission to exercise such rights by the Lessee shall create any obligation of any kind to such materialmen, subcontractors, workmen or other third persons. Until actual payment is made to the Contractor, his right to any amount to be paid under the Contract (even though such amount has already been certified as due) shall be subordinate to the rights of the Lessee under this provision. The Lessee shall file with the Port Authority a copy of its contracts with its contractors prior to the start of the By-pass Corridor Construction Work.

                (4) The Lessee shall furnish or require its architect to furnish a full time resident engineer during the period of its performance of the By-pass Corridor Construction Work. The Lessee shall require certification by a licensed engineer of all pile driving data and of all controlled concrete work and such other certifications as may be requested by the Port Authority from time to time.

                (5) The Lessee agrees to be solely responsible for any plans and specifications used by it and for any loss or damage resulting from the use thereof, notwithstanding the same have been approved by the Port Authority and notwithstanding the incorporation therein of Port Authority recommendations or requirements. Notwithstanding the requirement for approval by the Port Authority of the contracts to be entered into by the Lessee or the incorporation therein of Port Authority requirements or recommendations, and notwithstanding any rights the Port Authority may have reserved to itself hereunder, the Port Authority shall have no liabilities or obligations of any kind to any contractors engaged by the Lessee or for any other matter in connection therewith and the Lessee hereby releases and discharges the Port Authority, its Commissioners, officers, representatives and employees of and from any and all liability, claims for damages or losses of any kind, whether legal or equitable, or from any action or cause of action arising or alleged to arise out of the performance of any work pursuant to the contracts between the Lessee and its contractors. Any warranties contained in any contract entered into by the Lessee for the performance of the Bypass Corridor Construction Work hereunder shall be for the benefit of the Port Authority as well as the Lessee, and the contract shall so provide.

                (6) The Port Authority shall have the right, through its duly designated representatives, to inspect the By-pass Corridor Construction Work and the plans and specifications thereof, at any and all times during the progress thereof and from time to time, in its discretion, to take samples and perform testing on any part of the By-pass Corridor Construction Work.

                (7) The Lessee agrees that it shall deliver to the Port Authority two (2) sets of "as built" microfilm drawings of the By-pass Corridor Construction Work mounted on aperture cards, all of which shall conform to the specifications of the Port Authority (the receipt of a copy of said Specifications prior to the execution of this Lease being hereby acknowledged by the Lessee), and the Lessee shall during the term of this Lease keep said drawings current showing thereon any changes or modifications which may be made. (No changes or modifications shall be made without prior Port Authority consent).

                (8) The Lessee shall, if requested by the Port Authority, take all reasonable measures to prevent erosion of the soil and the blowing of sand during the performance of the By-pass Corridor Construction Work, including but not limited to the fencing of the area upon which the By-pass Corridor Construction Work is to be performed or portions thereof and the covering of open areas with asphaltic emulsion or similar materials as the Port Authority may direct.

          (9) Title to any soil, dirt, sand or other matter (hereinafter in this Paragraph 9 collectively called "the matter") excavated by Lessee during the course of the By-pass Corridor Construction Work shall vest in the Port Authority and the matter shall be delivered by Lessee at its expense to any location on or off the Airport as may be designated by the Port Authority. The entire proceeds, if any, of the sale or other disposition of the matter shall belong to the Port Authority. Notwithstanding the foregoing the Port Authority may elect by prior written notice to Lessee to waive title to all or portions of the matter in which event Lessee at its expense shall dispose of the same without further instruction from the Port Authority.

                (10) The Lessee shall pay the cost of the By-pass Corridor Construction Work and the Lessee shall pay or cause to be paid all claims lawfully made against it by its contractors, subcontractors, materialmen and workmen, arising out of or in connection with or because of the performance of the By-pass Corridor Construction Work, and shall cause its contractors and subcontractors to pay all such claims lawfully made against them. Nothing herein contained shall be deemed to constitute consent to the creation of any lien or claim against any part of the Airport.

                (11) The Lessee in its own name as insured and including the Port Authority as an additional insured shall procure and maintain Comprehensive General Liability insurance, including but not limited to premises-operations, products liability, completed operations, explosion, collapse, and underground property damages, personal injury and independent contractors, with a broad form property damage endorsement, and with a contractual liability endorsement covering the obligations assumed by the Lessee pursuant to subparagraphs (1) and (5) of this Paragraph l(c), and Comprehensive Automobile Liability insurance covering owned, nonowned and hired vehicles and including automatic coverage for newly acquired vehicles. The said Comprehensive General Liability insurance policy shall have a limit of not less than $10,000,000 combined single limit per occurrence for bodily injury and property damage liability, and said Comprehensive Automobile Liability policy shall have a limit of not less than $5,000,000 combined single limit per occurrence for bodily injury and property damage liability. The Lessee may provide such insurance by requiring each contractor engaged by it for the By-pass Corridor Construction Work to procure and maintain such insurance including such contractual liability endorsement. Said insurance, whether provided by the Lessee or by a contractor engaged by the Lessee for the By-pass Corridor Construction Work shall not contain any care, custody or control exclusions, and shall not contain any exclusion for bodily injury to or sickness, disease or death of any employee of the Lessee or of any of its contractors which would conflict with or in any way impair coverage under the contractual liability endorsement. The said policy or policies of insurance shall also provide or contain an endorsement providing that the protections afforded the Lessee thereunder with respect to any claim or action against the Lessee by a third person shall pertain and apply with like effect with respect to any claim or action against the Lessee by the Port Authority, and shall also provide or contain an endorsement providing that the protections afforded the Port Authority thereunder with respect to any claim or action against the Port Authority by the Lessee or its contractors shall be the same as the protections afforded the Lessee thereunder with respect to any claim or action against the Lessee by a third person as if the Port Authority were the named insured thereunder; but such provision or endorsement shall not limit, vary or affect the protections afforded the Port Authority thereunder as an additional insured.

                      The Lessee shall also procure and maintain in effect or cause to be procured and maintained in effect
Worker's Compensation Insurance and Employer's Liability
Insurance, in accordance with and as required by law.

                      The insurance required hereunder and under subparagraph (14) below shall be maintained in effect during the performance of the By-pass Corridor Construction Work. With respect to the insurance required hereunder and under subparagraph (14) below, a certified copy of each of the policies or a certificate or certificates evidencing the existence thereof, or binders, shall be delivered to the Port Authority at least fifteen (15) days prior to the commencement of any By-pass Corridor Construction Work. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall bear the endorsement of or be accompanied by evidence of payment of the premium thereof and, also, contain a valid provision or endorsement that the policy may not be canceled, terminated, changed or modified without giving fifteen (15) days' written advance notice thereof to the Port Authority. Each such copy and each such certificate with respect to the insurance required under this Paragraph 1 shall contain an additional endorsement providing that the insurance carrier shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provisions of any statutes respecting suits against the Port Authority. The aforesaid policies of insurance shall be written by a company or companies approved by the Port Authority, the Port Authority agreeing not to withhold its approval unreasonably. If at any time any of the insurance policies shall be or become unsatisfactory to the Port Authority as to form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to the Port Authority, the Lessee shall promptly obtain a new and satisfactory policy in replacement, the Port Authority agreeing not to act unreasonably hereunder.

                (12) The Lessee shall be under no obligation to reimburse the Port Authority for expenses incurred by the Port Authority in connection with its normal review and approval of the plans and specifications covering the By-pass Corridor Construction Work submitted by the Lessee pursuant to this Agreement.

                (13) The Lessee shall prior to the commencement of construction of the By-pass Corridor Construction Work and at all times during construction of the By-pass Corridor Construction Work submit to the Port Authority all engineering studies with respect to construction and samples of construction materials as may be required at any time and from time to time by the Port Authority.

                (14)  The Lessee shall procure and maintain
Builder's Risk (All Risk) Completed Value Insurance covering the By-pass Corridor Construction Work during the performance thereof including material delivered to the ground area(s) in or on which the Bypass Corridor Construction Work is to be performed but not attached to the realty. Such insurance shall be in compliance with and subject to the applicable provisions set forth herein and shall name the Port Authority, the City of Newark, and the Lessee and its contractors and subcontractors as additional assureds and such policy shall provide that the loss shall be adjusted with and payable to the Lessee. Such proceeds shall be used by Lessee for the repair, replacement or rebuilding of the By-pass Corridor Construction Work and any excess shall be paid over to the Port Authority. The insurance required hereunder shall be in compliance with and subject to the applicable provisions of sub-paragraph 11 above.

                (15)  The By-pass Corridor Construction Work
which shall be performed strictly in accordance with the Lease, as hereby amended. The Lessee shall remove, re-do, replace or construct at its own cost and expense any and all portions of the By-pass Corridor Construction Work not done in accordance with the approved Construction Application, or the Lease or any further requirements of the Port Authority. The Lessee agrees that the By-pass Corridor Construction Work, including workmanship and material, shall be of first-class quality.

                (16) Nothing contained herein shall grant or be deemed to grant to any contractor, architect, supplier, subcontractor or any other person engaged by the Lessee or any of its contractors in the performance of any part of the By-pass Corridor Construction Work any right of action or claim against the Port Authority, its Commissioners, officers, agents, representatives and employees with respect to any work any of them may do in connection with the By-pass Corridor Construction Work. Nothing contained herein shall create or be deemed to create any relationship between the Port Authority and any such contractor, architect, supplier, subcontractor or any other person engaged by the Lessee or any of its contractors in the performance of any part of the By-pass Corridor Construction Work and the Port Authority shall not be responsible to any of the foregoing for any payments due or alleged to be due thereto for any work performed or materials purchased in connection with the By-pass Corridor Construction Work.

                (17)  Nothing contained herein or in the
Construction Application shall constitute a determination or indication by the Port Authority that Lessee has complied with the applicable governmental laws, ordinances, enactments, resolutions, rules and regulations, including but not limited to those of the City of Newark which may pertain to the By-pass Corridor Construction Work.

                (18) The Lessee shall not commence performance of the By-pass Corridor Construction Work unless and until it has met with the General Manager of the Airport and has given him at least forty-eight (48) hours advance notice of its intention to commence the By-pass Corridor Construction Work.

                (19) In its performance of the By-pass Corridor Construction Work, the Lessee shall at all times take all necessary precautions, including without limitation compliance with requirements of the Federal Aviation Administration and of the Port Authority, to ensure the safety of its operations, to protect all persons and property at the Airport and to ensure that the Lessee shall not disrupt or interfere with normal airport operations; and in connection with the foregoing the Lessee shall construct and install as part of the By-pass Corridor Construction Work such fences, equipment devices, barricades and lighting and other facilities as may be necessary, required or appropriate.

                (20) (i) Without limiting any of the terms and conditions hereof, the Lessee understands and agrees that it shall put into effect prior to the commencement of any By-pass Corridor Construction Work an affirmative action program and Minority Business Enterprise ("MBE") program and Women-owned Business Enterprise ("WBE") program in accordance with the provisions of Schedule E, attached hereto and hereby made a part hereof. The provisions of said Schedule E shall be applicable to the Lessee's contractor or contractors and subcontractors at any tier of construction as well as to the Lessee and the Lessee shall include the provisions of said Schedule E within all of its construction contracts so as to make said provisions and undertakings the direct obligation of the construction contractor or contractors and subcontractors at any tier of construction. The Lessee shall and shall require its said contractor, contractors and subcontractors to furnish to the Port Authority such data, including but not limited to compliance reports relating to the operation and implementation of the affirmative action, MBE and WBE programs called for hereunder as the Port Authority may request at any time and from time to time regarding the affirmative action, MBE and WBE programs of the Lessee and its contractor, contractors, and subcontractors at any tier of construction, and the Lessee shall and shall also require that its contractor, contractors and subcontractors at any tier of construction make and put into effect such modifications and additions thereto as may be directed by the Port Authority pursuant to the provisions hereof and said Schedule E to effectuate the goals of affirmative action and MBE and WBE programs.

                As used herein and in Schedule E the term
"construction work" or "construction" shall mean the By-pass Corridor Construction Work approved by the Port Authority to be performed by Lessee under the terms hereof; the term "construction contracts" shall mean and refer to the contracts covering or to cover the By-pass Corridor Construction Work and the term "premises" shall mean the portions of the premises under the Lease upon which the said By-pass Corridor Construction Work is to be performed.

                (ii) In addition to and without limiting any of the terms and provisions hereof, the Lessee shall provide in its contracts and all subcontracts covering the By-pass Corridor
Construction Work, or any portion thereof, that:

                (aa)  The contractor shall not discriminate
against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and shall undertake or continue existing programs of affirmative action to ensure that minority group persons are afforded equal employment opportunity without discrimination. Such programs shall include, but not be limited to, recruitment, employment, job assignment, promotion, upgrading, demotion, transfer, layoff, termination, rates of pay or other forms of compensation, and selections for training or retraining, including apprenticeships and on-the-job training;

                (bb) At the request of either the Port Authority or the Lessee, the contractor shall request such employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding and which is involved in the performance of the contract with the Lessee to furnish a written statement that such employment agency, labor union or representative shall not discriminate because of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will cooperate in the implementation of the contractor's obligations hereunder;

                (cc) The contractor will state, in all solici-tations or advertisements for employees placed by or on behalf of the contractor in the performance of the contract, that all qualified applicants will be afforded equal employment opportunity without discrimination because of race, creed, color, national origin, sex, age, disability or marital status;

                (dd) The contractor will include the provisions of subparagraphs (act) through (cc) of this paragraph in every subcontract or purchase order in such a manner that such provisions will be binding upon each subcontractor or vendor as to its work in connection with the contract;

                (ee) "Contractor" as used herein shall include each contractor and subcontractor at any tier of construction.

                (21) The Lessee shall give the Port Authority fifteen (15) days' notice prior to the commencement of construction of the By-Pass Corridor Construction Work. The Port Authority will assign to the By-Pass Corridor Construction Work a full time field engineer or engineers. The Lessee shall pay to the Port Authority for the services of said engineer or engineers the sum of Four Hundred Forty Dollars and No Cents ($440.00) for each day or part thereof that the engineer or engineers are so assigned. Nothing contained herein shall affect any of the provisions of subparagraph (f) hereof or the rights of the Port Authority hereunder. This agreement for the services of said field engineer may be revoked at any time by either party on thirty (30) days' written notice to the other.

          (d) The By-pass Corridor Construction Work shall be constructed in such a manner that there will be at all times a minimum of air pollution, water pollution or any other type of pollution and a minimum of noise emanating from, arising out of or resulting from the operation, use or maintenance of any portion thereof by the Lessee and from the operations of the Lessee under the Lease. Accordingly, and in addition to all other obligations imposed on the Lessee under the Lease, as hereby amended, and without diminishing, limiting, modifying or affecting any of the same, the Lessee shall be obligated to construct as part of the Bypass Corridor Construction Work hereunder such structures, fences, equipment, devices and other facilities as may be necessary or appropriate to accomplish the foregoing and each of the foregoing shall be and become a part of the By-pass Corridor Construction Work it affects and all of the foregoing shall be covered under the plans and specifications of Lessee submitted hereunder and shall be part of the By-pass Corridor Construction Work hereunder.

          (e) Title to the By-pass Corridor Construction Work which is located within the territorial limits of the City of Newark shall pass to the City of Newark as the same or any part thereof is erected upon or under or affixed to the land or to any existing structures and said By-pass Corridor Construction Work (including without limitation the By-pass Corridor) shall be and become part of the premises under the Lease. Title to such part, if any, of the By-pass Corridor Construction Work which is located within the territorial limits of the City of Elizabeth shall vest in the Port Authority as the same or any part of thereof is erected upon or under or affixed to the land or to any existing structures and said By-pass Corridor Construction Work (including without limitation the By-pass Corridor) shall be and become part of the premises under the Lease.

          (f)   (l)   When the By-pass Corridor Construction Work
is substantially completed and ready for use, the Lessee shall advise the Port Authority to such effect and shall deliver to the Port Authority a certificate signed by an authorized officer of the Lessee and also signed by the Lessee's licensed architect or engineer certifying that the By-pass Corridor Construction Work has been constructed strictly in accordance with the Construction Application and the approved plans and specifications and the provisions of the Lease, as hereby amended, and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders. Thereafter, the By-pass Corridor Construction Work will be inspected by the Port Authority and if the same has been completed as certified by the Lessee and the Lessee's licensed architect or engineer, as aforesaid, a certificate to such effect shall be delivered to the Lessee, subject to the condition that all risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the Lessee. It is understood and agreed, however, that the Lessee shall not use or permit the use of the Bypass Corridor Construction Work or any portion thereof unless and until such certificate is received from the Port Authority and the Lessee shall not use or permit the use of the By-pass Corridor Construction Work even if such certificate is received if the Port Authority states in such certificate that the same cannot be used until other work is completed by the Lessee.

                (2) The term "Completion Date" for the purposes of this Agreement shall mean the date appearing on the aforesaid certificate issued by the Port Authority pursuant to subparagraph
(1) above after the substantial completion of the By-pass
Corridor Construction Work.

     2. (a)-(1) As used herein: the term the "Cost of the By-pass Corridor Construction Work" shall mean the sum of the following actually paid by the Lessee (including all amounts paid directly by the Port Authority to the Lessee's contractors as may be elected by the Port Authority under subparagraph (c) (2) (ii) below) to the extent that the inclusion of the same is permitted by generally accepted accounting principles consistently applied:

                (i) amounts actually paid or incurred by the Lessee to its independent contractor(s) for work actually performed and labor and materials actually furnished in connection with the By-pass Corridor Construction Work; and

                (ii) amounts actually paid and costs incurred by the Lessee in connection with the By-pass Corridor Construction Work for engineering, architectural, professional and consulting services and supervision of construction for the By-pass Corridor Construction Work; provided, however, that payments under this item (ii) shall not exceed fifteen percent (15%) of the amounts paid under item (i) above.

          (2) Each reimbursement payment made by the Port Authority to the Lessee for the Cost of the By-pass Corridor Construction Work pursuant to subparagraph (c) of this Paragraph 2 and each direct payment paid directly by the Port Authority to the Lessee's contractors for the Cost of the By-pass Corridor Construction Work, as may be elected by the Port Authority pursuant to subparagraph (c)(2)(ii) below, is referred to herein as a "Construction Payment".

          (b) It is specifically understood and agreed that notwithstanding anything to the contrary herein, all costs and expenses of the By-pass Corridor Construction Work shall be borne solely by the Lessee without payment or reimbursement by the Port Authority except to the extent provided for herein with respect to, and properly included in a Construction Payment, and subject to the limitation set forth in subparagraph (d) below.

          (c)   (1)   The Port Authority shall make Construction
Payments for the Cost of the By-pass Corridor Construction Work, as follows: On the twentieth day of the calendar month following the full execution of this Supplemental Agreement by the Port Authority and the Lessee and on the twentieth day of each calendar month thereafter up to and including the calendar month in which the last certificate described hereunder is delivered to the Port Authority by the Lessee, the Lessee shall deliver to the Port Authority a certificate which shall be signed by a responsible fiscal officer of the Lessee, sworn to before a notary public and which shall set forth a representation by the Lessee that it will apply the Construction Payment only to the Cost of the By-pass Corridor Construction Work and for no other purpose whatsoever. Each such certificate shall certify the sum of (i) the amounts of actual payments made by the Lessee and the amounts due and payable from the Lessee to its contractors (itemized by name and amount) for work actually performed and labor and materials actually furnished for the By-pass Corridor Construction Work; and (ii) the amounts of actual payments made by the Lessee and the amounts due and payable from the Lessee in connection with the By-pass Corridor Construction Work for engineering, architectural, professional and consulting services and supervision of construction (it being understood that, with respect to the Cost of the By-pass Corridor Construction Work, that payments under this item (ii) shall not exceed fifteen percent (15%) of the amounts paid under item (i) above and shall only apply to payments not included in a prior certificate). Any Construction Payment by the Port Authority which may exceed the limitation set forth in (ii) above shall be promptly refunded to the Port Authority upon demand. Each such certificate for the By-pass Corridor Construction Work shall also set forth all due and payable amounts included by the Lessee in previous certificates against which a Construction Payment has been made by the Port Authority and which have been paid by the Lessee since the submission of each such previous certificate and shall have attached thereto or included thereon such verification as shall be required by the Port Authority that such amounts have been paid. Notwithstanding the foregoing, no Construction Payment shall be made by the Port Authority until all due and payable amounts included on all previously submitted certificates have been paid by the Lessee and the payment thereof verified to the satisfaction of the Port Authority (unless such amounts are being withheld by the Lessee in accordance with the provision of sub-paragraph (c)(3) below, and the amount of such withheld amount shall have been deducted from the amount of a Construction Payment). Each such certificate shall also set forth, in reasonable detail, the amounts paid or due and payable to specified independent contractors and the amounts paid or due and payable to other specified persons and third parties which have not previously been reported in certificates delivered to the Port Authority. Each such certificate shall also (x) have attached thereto reproduction copies or duplicate originals of the invoices of the contractor(s) of the Lessee and for such invoices an acknowledgment by the contractor(s) of the receipt by them of such amounts and payments; (y) certify that the amounts, payments and expenses therein set forth constitute portions of the Cost of the By-pass Corridor Construction Work; and (z) contain the Lessee's certification that the work for which a Construction Payment is requested has been accomplished, and that the amounts requested have been paid or are due and payable. Each such certificate shall also set forth the total cumulative payments made by the Lessee as aforesaid from the commencement of the By-pass Corridor Construction Work to the date of the certificate, and each such certificate shall also contain a certification by the Lessee that each portion of the By-pass Corridor Construction Work covered by said certificate has been performed strictly in accordance with the terms of the Lease, as hereby amended.

     (2)  (i)   Within thirty (30) days after delivery of a duly
submitted certificate by the Lessee, the Port Authority shall make a Construction Payment to the Lessee or, as provided in item
(ii) below, directly to the Lessee's contractors for the Cost of the By-pass Corridor Construction Work during the period covered by such certificate, as certified in such certificate (but only to the extent that such amounts or any portion thereof have not theretofore been included in a prior certificate). It is understood that at the election of the Port Authority no Construction Payment will be made if the Port Authority's inspection, review or audit does not substantiate the contents of any of said certificates and until such matters have been resolved to the satisfaction of the Port Authority, but the Port Authority shall have no obligation to conduct any such inspection or audit at such time. The certificate shall also contain such further information and documentation with respect to the Cost of the Bypass Corridor Construction Work as the Port Authority from time to time may require. It is hereby expressly understood and agreed that nothing herein shall be or be deemed to be for the benefit of any contractor of the Lessee.

          (ii) After the delivery of each of the duly submitted certificates by the Lessee to the Port Authority containing all of the certifications and verifications in accordance with the foregoing provisions of this subparagraph (c), the Port Authority shall also have the right to elect, in its sole discretion, from time to time to make any or all of the Construction Payments, or portions thereof, called for under this subparagraph (c) directly to any of the Lessee's independent contractors, as applicable; it being expressly understood and agreed, without limiting any other provision of this Paragraph 2, that each of the Lessee's certificates to be delivered hereunder shall contain an appropriate breakdown of costs separately listed for each of the Lessee's independent contractors. In the event the Port Authority elects to make any such direct Construction Payment or Payments to the Lessee's independent contractor(s) each such Construction Payment shall be deemed to have been made to the Lessee and to the extent of such payment by the Port Authority, the Port Authority shall be released of such obligation to the Lessee. The Port Authority shall send the Lessee at the time of making such direct payment a notice thereof setting forth the name of the contractor to whom such payment was made and the amount of such payment.

                (3) The Lessee shall set forth in its final certificate submitted pursuant to this subparagraph (c) its final statement of the Cost of the By-pass Corridor Construction Work and shall mark such statement "Final". The Lessee shall submit said final certificate to the Port Authority no later than (i) March 31, 1997, or (ii) a date which is sixty days following the Completion Date, whichever is earlier; the date of said final certificate being herein called the "Final Date". After submitting said final certificate, Lessee shall submit no further certificate hereunder with respect to the Cost of the By-pass Corridor Construction Work.

          (d) The entire obligation of the Port Authority under this Supplemental Agreement to reimburse the Lessee for the Cost of the By-pass Corridor Construction Work (including Construction Payments made to the Lessee and Construction Payments made directly to the Lessee's contractors) shall be limited in amount to a total of One Million Dollars and No Cents ($1,000,000.00) to be paid pursuant to certificates of the Lessee submitted in accordance with subparagraph (c) above no later than the Final Date.

          (e) The Port Authority shall have the right by its agents, employees and representatives to audit and inspect during regular business hours after the submission of the final certificate called for in subparagraph (c) hereof, the books and records and other data of the Lessee relating to the Cost of the By-pass Corridor Construction Work as aforesaid; it being specifically understood that the Port Authority shall not be bound by any prior audit, review or inspection conducted by it. The Lessee agrees to keep such books, records and other data within the Port of New York District, but the Lessee shall not be required to maintain any such books, records and other data for more than five (5) years after it has delivered the final certificate called for under subparagraph (c) above.

     3. As hereby amended, all the terms, provisions, covenants and conditions of the Lease shall continue in full force and effect.

     4. The Lessee represents and warrants that no broker has been concerned in the negotiation of this Agreement and that there is no broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and save harmless the Port Authority of and from all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation or execution of this Agreement.

     5. Neither the Commissioners of the Port Authority nor any of them nor any officer, agent or employee thereof, shall be charged personally by the Lessee with any liability, or held liable to the Lessee under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach, or attempted or alleged breach thereof.

     6. This Agreement together with the Lease to which it is supplementary constitutes the entire agreement between the Port Authority and the Lessee on the subject matter, and may not be changed, modified, discharged or extended except by an instrument in writing duly executed on behalf of both the Port Authority and the Lessee. The Lessee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the Lease or in this Agreement.

     IN WITNESS WHEREOF, the Port Authority and the Lessee have executed these presents as of the date first written above.

ATTEST                        THE PORT AUTHORITY OF NEW YORK
                              AND NEW JERSEY

__________________________    By: _______________________________
                              Secretary

                              (Title): __________________________


ATTEST:                       CONTINENTAL AIRLINES, INC.


___________________________   By: _______________________________
                              Secretary
                              (Title): __________________________

                          SCHEDULE E

         AFFIRMATIVE ACTION-EQUAL OPPORTUNITY - MINORITY
           BUSINESS ENTERPRISES - WOMEN-OWNED BUSINESS
                    ENTERPRISES REQUIREMENTS

PART I. Affirmative Action Guidelines - Equal Employment
Opportunity

     I. As a matter of policy, the Port Authority hereby requires the Lessee and the Lessee shall require the Contractor, s hereinafter defined, to comply with the provisions set forth in this Schedule E and Paragraph 1 (c)(20) of this Agreement. The provisions set forth in this Part I are similar to the conditions for bidding on federal government contracts adopted by the Office of Federal Contract Compliance effective May 8, 1978.

     The Lessee, as well as each bidder, contractor and subcontractor of the Lessee and each subcontractor of a contractor at any tier of construction (herein collectively referred to as the "Contractor"), must fully comply with the following conditions set forth herein as to each construction trade to be used on the construction work or any portion thereof (said conditions being herein called the "Bid Conditions"). The Lessee hereby commits itself to the goals for minority and female utilization set forth below and all other requirements, terms and conditions of the Bid Conditions. The Lessee shall likewise require the Contractor to commit itself to said goals for minority and female utilization set forth below and all other requirements, terms and conditions of the Bid Conditions by submitting a properly signed bid.

     II. The Lessee and the Contractor shall each appoint an executive of their respective companies to assume responsibility for the implementation of the requirements, terms and conditions of the following Bid Conditions:

           (a) The goals for minority and female participation, expressed in percentage terms for the Contractor's aggregate work force in each trade on all construction work, are as follows:

                (1) Minority participation:

                Minority, except laborers    30%
                Minority, laborers           40%

                (2) Female participation:

                Female, except laborers      6.9%
                Female, laborers             6.9%

     These goals are applicable to all the Contractor's construction work performed in and for the premises.


     The Contractor's specific affirmative action obligations required herein of minority and female employment and training must be substantially uniform throughout the length of the contract, and in each trade, and the Contractor shall make good faith efforts to employ minorities and women evenly on each of its projects. The transfer of minority or female employees or trainees from contractor to contractor or from project to project for the sole purpose of meeting the Contractor's goals shall be a violation of the contract. Compliance with the goals will be measured against the total work hours performed.

     (b) The Contractor shall provide written notification to the Lessee and the Lessee shall provide written notification to the Manager of the Office of Business and Job Opportunity of the Port Authority within ten (10) working days of awarding any construction subcontract in excess of Ten Thousand Dollars and No Cents ($10,000.00) at any tier for construction work. The notification shall list the name, address and telephone number of the sub-contractor; the employer identification number; the estimated starting and completion dates of the subcontract; and the geographical area in which the subcontract is to be performed.

     (c)   As used in these specifications:

           (1) "Employer identification number" means the Federal Social Security number used on the Employer's Quarterly
Federal Tax Return, U.S. Treasury Department Form 941.

           (2)  "Minority" includes:

                (i) Black (all persons having origins in any of the Black African racial groups not of Hispanic origin);

                (ii)  Hispanic (all persons of Mexican, Puerto
Rican, Dominican, Cuban, Central or South American culture or origin, regardless of race);

                (iii)  Asian and Pacific Islander (all persons
having origins in any of the original peoples of the Far East, Southeast Asia, the Indian Subcontinent or the Pacific Islands);
and

                (iv)  American Indian or Alaskan Native (all
persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).

     (d) Whenever the Contractor, or any subcontractor at any tier, subcontracts a portion of the construction work involving any construction trade, it shall physically include in each subcontract in excess of Ten Thousand Dollars and No Cents ($10,000.00) those provisions which include the applicable goals for minority and female participation.

     (e) The Contractor shall implement the specific affirmative action standards provided in subparagraphs (1) through (16) of paragraph (II)(h) of Part I hereof. The goals set forth above are expressed as percentages of the total hours of employment and training of minority and female utilization the Contractor should reasonably be able to achieve in each construction trade in which it has employees in the premises. The Contractor is expected to make substantially uniform progress toward its goals in each craft during the period specified.

     (f) Neither the provisions of any collective bargaining agreement, nor the failure by a union with whom the Contractor has a collective bargaining agreement to refer either minorities or women shall excuse the Contractor's obligations hereunder.

     (g) In order for the nonworking training hours of apprentices and trainees to be counted in meeting the goals, such apprentices and trainees must be employed by the Contractor during the training period, and the Contractor must have made a commitment to employ the apprentices and trainees at the completion of their training subject to the availability of employment opportunities. Trainees must be trained pursuant to training programs approved by the Department of Labor.

     (h) The Contractor shall take specific affirmative actions to ensure equal employment opportunity ("EEO").

     The evaluation of the Contractor's compliance with these provisions shall be based upon its good faith efforts to achieve maximum results from its actions. The Contractor shall document these efforts fully, and shall implement affirmative action steps at least as extensive as the following:

     (1) Ensure and maintain a working environment free of harassment, intimidation and coercion at all sites, and in all facilities at which the Contractor's employees are assigned to work. The Contractor, where possible, will assign two (2) or more women to each phase of the construction project. The Contractor shall specifically ensure that all foremen, superintendents and other supervisory personnel at the premises are aware of and carry out the Contractor's obligation to maintain such a working environment, with specific attention to minority or female individuals working at the premises.

     (2) Establish and maintain a current list of minority and female recruitment sources, provide written notification to minority and female recruitment sources and to community organizations when the Contractor or its unions have employment opportunities available and maintain a record of the organizations' responses.

     (3) Maintain a current file of the names, addresses and telephone numbers of each minority and female off-the-street applicant and minority or female referral from a union, a recruitment source or community organization and of what action was taken with respect to each such individual. If such individual was sent to the union hiring hall for referral and was not referred back to the Contractor by the union or, if referred, was not employed by the Contractor, this shall be documented in the file with the reason therefor, along with whatever additional actions the Contractor may have taken.

     (4) Provide immediate written notification to the Lessee when the union(s) with which the Contractor has a collective bargaining agreement have not referred to the Contractor a minority person or woman sent by the Contractor, or when the Contractor has other information that the union referral process has impeded the Contractor's efforts to meet its obligations.

     (5) Develop on-the-job training opportunities and/or participate in training programs for the area which expressly include minorities and women, including upgrading programs and apprenticeship and training programs relevant to the Contractor's employment needs, especially those programs funded or approved by the Department of Labor. The Contractor shall provide notice of these programs to the sources compiled pursuant to subparagraph
(2) of paragraph II (h) of Part I hereof.

     (6) Disseminate the Contractor's EEO policy by providing notice of the policy to unions and training programs and requesting their cooperation in assisting the Contractor in meeting its EEO obligations; by including said policy in any policy manual and collective bargaining agreement; by publicizing said policy in the Contractor's newspaper, annual report, etc.; by specific review of the policy with all management personnel and with all minority and female employees at least once a year; and by posting the Contractor's EEO policy on bulletin boards accessible to all employees at each location where construction work is performed.

     (7) Review, at least every six (6) months, the Contractors EEO policy and affirmative action obligations hereunder with all employees having any responsibility for hiring, assignment, layoff, termination or other employment decisions including specific review of these items with onpremises supervisory personnel such as Superintendents, General Foremen, etc., prior to the initiation of construction work at the premises. A written record shall be made and maintained identifying the time and place of these meetings, persons attending, subject matter discussed and disposition of the subject matter.

     (8) Disseminate the Contractor's EEO policy externally by including it in any advertising in the news media, specifically including minority and female news media, and providing written notification to and discussing the Contractor's EEO policy with other Contractors and Subcontractors with whom the Contractor does or anticipates doing business.

     (9) Direct its recruitment efforts, both oral and written, to minority, female and community organizations, to schools with minority and female students and to minority and female recruitment and training organizations and to State-certified minority referral agencies serving the Contractor's recruitment area and employment needs. Not later than one (1) month prior to the date for the acceptance of applications for apprenticeship or other training by any recruitment source, the Contractor shall send written notification to organizations such as the above, describing the openings, screening procedures and tests to be used in the selection process.

     (10) Encourage present minority and female employees to recruit other minority persons and women and, where reasonable, provide after school, summer and vacation employment to minority and female youth both on the premises and in other areas of a Contractor's work force.

     (11) Tests and other selection requirements shall comply with 41 CFR Part 60-3.

     (12) Conduct, at least every six (6) months, an inventory and evaluation at least of all minority and female personnel for promotional opportunities and encourage these employees to seek or prepare for such opportunities through appropriate training, etc.

     (13) Ensure that seniority practices, job classifications, work assignments and other personnel practices do not have a discriminatory effect by continually monitoring all personnel and employment related activities to ensure that the EEO policy and the Contractor's obligations hereunder are being carried out.

     (14) Ensure that all facilities and company activities are nonsegregated except that separate or single user toilet and necessary changing facilities shall be provided to assure privacy between the sexes.

     (15) Document and maintain a record of all solicitations of offers for subcontracts from minority and female construction contractors and suppliers, including circulation of solicitations to minority and female contractor associations and other business associations.

     (16) Conduct a review, at least every six (6) months, of all supervisors' adherence to and performance under the Contractor's EEO policies and affirmative action obligations.

     (i) Contractors are encouraged to participate in voluntary associations which assist in fulfilling one or more of their affirmative action obligations (subparagraphs (1)-(16) of paragraph (II)(h) of Part I above). The efforts of a contractor association, joint contractor-union, contractor-community or other similar group of which the Contractor is a member and participant, may be asserted as fulfilling any one or more of its obligations under paragraph (II)(h) of Part I hereof provided that the Contractor: actively participates in the group, makes good faith efforts to assure that the group has a positive impact on the employment of minorities and women in the industry, ensures that the concrete benefits of the program are reflected in the Contractor's minority and female work force participation, makes good faith efforts to meet its individual goals and timetables, and can provide access to documentation which demonstrates the effectiveness of actions taken on behalf of the Contractor. The obligation to comply, however, is the Contractor's and failure of such a group to fulfill an obligation shall not be a defense for the Contractor's non-compliance.

     (j) A single goal for minorities and a separate single goal for women have been established. The Contractor, however, is required to provide equal employment opportunity and to take affirmative action for all minority groups, both male and female, and all women, both minority and non-minority. Consequently, the Contractor may be in violation hereof if a particular group is employed in a substantially disparate manner (for example, even though the Contractor has achieved its goals for women generally, the Contractor may be in violation hereof if a specific minority group of women is underutilized).

     (k) The Contractor shall not use the goals and timetables or affirmative action standards to discriminate against any person because of race, color, religion, sex or national origin.

     (l) The Contractor shall not enter into any subcontract with any person or firm debarred from Government contracts pursuant to Executive Order 11246.

     (m) The Contractor shall carry out such sanctions and penalties for violation of this clause including suspension, termination and cancellation of existing subcontracts as may be imposed or ordered by the Lessee. Any Contractor who fails to carry out such sanctions and penalties shall be in violation hereof.

     (n) The Contractor, in fulfilling its obligations hereunder, shall implement specific affirmative action steps, at least as extensive as those standards prescribed in paragraph
(II)(h) of Part I hereof, as to achieve maximum results from its efforts to ensure equal employment opportunity. If the Contractor fails to comply with the requirements of these provisions, the Lessee shall proceed accordingly.

     (o) The Contractor shall designate a responsible official to monitor all employment related activity to ensure that the company EEO policy is being carried out, to submit reports relating to the provisions hereof as may be required and to keep records. Records shall at the least include for each employee the name, address, telephone numbers, construction trade, union affiliation if any, employee identification number when assigned, social security- number, race, sex, status (e.g., mechanical apprentice, trained, helper or laborer), dates of changes in status, hours worked per week in the indicated trade, rate of pay and location at which the work was performed. Records shall be maintained in an easily understandable and retrievable form; however, to the degree that existing records satisfy this requirement, contractors shall not be required to maintain separate records.

     (p) Nothing herein provided shall be construed as a limitation upon the application of any laws which establish different standards of compliance or upon the application of requirements for the hiring of local or other area residents (e.g., those under the Public Works Employment Act of 1977 and the Community Development Block Grant Program).

     (q) Without limiting any other obligation, term or provision under the Lease, the Contractor shall cooperate with all federal, state and local agencies established for the purpose of implementing affirmative action compliance programs and shall comply with all procedures and guidelines established or which may be established by the Port Authority.

PART III.  MINORITY BUSINESS ENTERPRISES/WOMEN-OWNED BUSINESS
           ENTERPRISES

           As a matter of policy, the Port Authority requires the Lessee and the Lessee shall itself and shall require the general contractor or other construction supervisor and each of the Lessee's contractors to use every good faith effort to provide for meaningful participation by Minority Business Enterprises and Women-owned Business Enterprises in the construction work pursuant to the provisions of this Schedule E. For purposes hereof, Minority Business Enterprise ("MBE") shall mean any business enterprise at least fifty-one percent (51%) of which is owned by, or in the case of a publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by citizens or permanent resident aliens who are minorities and such ownership is real, substantial and continuing. For the purposes hereof, Women-owned Business Enterprise ("WBE") shall mean any business enterprise at least fifty-one percent (51%) of which is owned by, or in the case of a publicly owned business, at least fifty-one percent (51%) of the stock of which is owned by women and such ownership is real, substantial and continuing. A minority shall be as defined in paragraph II(c) of Part I of this Schedule E. "Meaningful participation" shall mean that at least seventeen percent (17%) of the total dollar value of the construction contracts (including subcontracts) covering the construction work are for the participation of MBEs and WBEs, of which at least twelve percent (12%) are for the participation of MBEs and five percent (5%) for WBE's. Good faith efforts to include meaningful participation by MBEs and WBEs shall include at least the following:

     (a) Dividing the work to be subcontracted into smaller portions where feasible.

     (b) Actively and affirmatively soliciting bids for subcontracts from MBEs and WBEs, including circulation of solicitations to minority and female contractor associations. The Contractor shall maintain records detailing the efforts made to provide for meaningful MBE and WBE participation in the work, including the names and addresses of all MBEs and WBEs contacted and, if any such ABE or WBE is not selected as a joint venturer or subcontractor, the reason for such decision.

     (c) Making plans and specifications for prospective construction work available to MBEs and WBEs in sufficient time for review.

     (d) Utilizing the list of eligible MBEs and WBEs maintained by the Port Authority or seeking minorities and women from other sources for the purpose of soliciting bids for subcontractors.

     (e) Encouraging the formation of joint ventures, partnerships or other similar arrangements among subcontractors, where appropriate, to insure that the Lessee and Contractor will meet their obligations hereunder.

     (f) Insuring that provision is made to provide progress payments to MBEs and WBEs on a timely basis.

     (g) Not requiring bonds from and/or providing bonds and insurance for MBEs and WBEs, where appropriate.

                              _______________________________
                              For the Port Authority
          Initialed:
                              _______________________________
                              For the Lessee